UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 1600, Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 307-8700

N/A (Former Name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) As described below in Item 5.07, on May 27, 2010 at the annual stockholders meeting (the “Annual Meeting”) of Endeavour International Corporation (the “Company”), the stockholders of the Company approved and adopted the Endeavour International Corporation 2010 Stock Incentive Plan (the “2010 Plan”), which previously had been approved by the Company’s board of directors subject to stockholder approval.
The 2010 Plan provides for the granting of options, restricted stock awards, performance awards, incentive awards, and bonus stock awards (collectively, “Awards”). The 2010 Plan is designed to encourage the achievement of superior results over time, align executive and stockholder interests, and retain executive management. The Company’s board of directors believes that by providing employees, consultants, and directors with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the growth of the Company, the 2010 Plan will give such individuals a stronger incentive to work for the continued success of the Company. The board also believes that the 2010 Plan is critical for the Company in attracting and retaining outside personnel, without which we will not be competitive in the employment environment today.
The directors and all employees and consultants of the Company and its affiliates are eligible to participate in the 2010 Plan and to receive Awards under the plan. The 2010 Plan covers an aggregate of 8,000,000 shares of common stock (subject to certain adjustments). No more than 1,000,000 shares of common stock, subject to adjustments, may be issued pursuant to Awards granted under the 2010 Plan to any one individual in any calendar year. The maximum aggregate cash payout with respect to performance Awards granted to any one individual during a calendar year is $5,000,000.
The 2010 Plan is administered by the Company’s Compensation Committee, which consists solely of “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.
A more detailed description of the 2010 Plan appears on pages 6 to 13 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 20, 2010. The description of the 2010 Plan set forth above is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) As described below in Item 5.07, on May 27, 2010, the stockholders of the Company approved and adopted an amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles”). The amendment to the Articles became effective upon the filing of the amendment with the Secretary of State of the State of Nevada on June 1, 2010.
The amendment increased the number of authorized shares of common stock to 450,000,000. Each additional share of common stock authorized will have the same rights and privileges as each currently authorized share of common stock. The Articles currently authorize the issuance of 300,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.
Item 5.07.	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting on May 27, 2010. At the meeting, the Company’s stockholders were requested to: (1) elect a Class II director for a two-year term expiring at the Company’s annual meeting of stockholders in 2012 and two Class III directors for a three-year term expiring at its annual meeting of stockholders in 2013, (2) approve the 2010 Plan, (3) approve the amendment to the Company’s Articles and (4) ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Each of these items is more fully described in the Company’s proxy statement filed on April 20, 2010.

The certified results of the matters voted upon at the Annual Meeting are as follows:
     Proposal No. 1 — Election of Class II Director and Class III Directors: The election of the Class II director and the two Class III directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Sheldon R. Erikson	104,592,216	5,299,619	35,628,085
Thomas D. Clark, Jr.	105,673,186	4,218,649	35,628,085
Leiv L. Nergaard	106,615,428	3,276,407	35,628,085
     Proposal No. 2 — Approval of 2010 Stock Incentive Plan: The approval of the 2010 Stock Incentive Plan was approved as follows:

For	Against	Withheld	Broker Non-Votes
94,842,026	11,608,267	3,441,542	35,628,085
     Proposal No. 3 — Approval of Amendment to the Company’s Articles of Incorporation: The amendment to the Amended and Restated Articles of Incorporation was approved as follows:

For	Against	Withheld
135,779,963	4,942,435	4,797,522
     Proposal No. 4 — Ratification of the Selection of KPMG LLP: The ratification of the selection of KPMG LLP was approved as follows:

For	Against	Withheld
142,066,942	3,119,193	333,785
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
3.1	Certificate of Amendment dated June 1, 2010.

10.1	Endeavour International Corporation 2010 Stock Incentive Plan (Incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 20, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION
Date: June 3, 2010	By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

ENDEAVOUR INTERNATIONAL CORPORATION
EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
3.1	Certificate of Amendment dated June 1, 2010.

10.1	Endeavour International Corporation 2010 Stock Incentive Plan (Incorporated by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 20, 2010).

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